UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2017

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of)	(Commission Number)	(IRS Employer No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 2, 2017, Symantec Corporation (the “Company”), DigiCert Parent, Inc. (“DigiCert”) and DigiCert, Inc. (“DigiCert OpCo” and, together with DigiCert, the “DigiCert Entities”) entered into a Purchase Agreement (the “Agreement”). DigiCert OpCo is a wholly-owned indirect subsidiary of DigiCert, and DigiCert is an entity owned and controlled by an affiliate of Thoma Bravo and certain co-investors. DigiCert currently operates in the website security business. Pursuant to the Agreement and subject to adjustment as provided for therein, the Company has agreed to sell (the “Sale”) certain assets of its website security business (the “Business”) to the DigiCert Entities in exchange for (i) $950 million in cash, (ii) approximately a 30% common stock equity interest in DigiCert, and (iii) the assumption of certain liabilities of the Business.

Under the Agreement, the Company and DigiCert have made customary representations and warranties and the Company and the DigiCert Entities have agreed to customary covenants relating to the Sale, including an agreement not to compete for three years following the closing. In addition, DigiCert and the Company have agreed to indemnify each other for losses arising from liabilities expressly assumed or retained by the indemnifying party.

The Sale is subject to certain customary closing conditions, including the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. There is no financing condition to the obligations of the DigiCert Entities to consummate the transaction. DigiCert has obtained debt commitments for the full Cash Consideration.

The Agreement provides that the DigiCert Entities will collectively be required to pay the Company $110 million as a termination fee if the Agreement is terminated under certain circumstances, including if the DigiCert Entities fail to consummate the transaction when all conditions to close the transaction have been satisfied or waived (other than those that by their nature will not be satisfied until the closing). The Agreement also contains certain other termination rights, including the right of either party to terminate the Agreement if the closing has not occurred on or before August 2, 2018.

The above description of the Agreement and the sale of the Business does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: August 4, 2017	By:	/s/ Scott C. Taylor
Scott C. Taylor EVP, General Counsel and Secretary